EXHIBIT 21.1
CONSOLIDATED SUBSIDIARIES OF TEREX CORPORATION
(as of February 24, 2014)

Name of Subsidiary	Jurisdiction of Incorporation
Ansaldo Reggiane S.r.l.	Italy
Arabian Cranes and Services - Qatar LLC	Qatar
A.S.V., Inc.	Minnesota
B-L Pegson Limited	United Kingdom
Brown Lenox & Co. Limited	United Kingdom
Central Systems and Automation Limited	United Kingdom
Cliffmere Limited	United Kingdom
CMI Terex Corporation	Oklahoma
DBIS (Software and Automation) Ltd.	United Kingdom
DCC France Holdco S.A.	France
DCC HoldCo 4 (vier) GmbH	Germany
DCC HoldCo 5 (fünf) GmbH	Germany
DCC Verwaltungs 2 (zwei) GmbH	Germany
Demag Cranes & Components (India) Private Ltd.	India
Demag Cranes & Components (Middle East) FZE	Dubai
Demag Cranes & Components (Pty.) Ltd.	South Africa
Demag Cranes & Components (Shanghai) Co. Ltd.	China
Demag Cranes & Components A/S	Denmark
Demag Cranes & Components AG	Switzerland
Demag Cranes & Components Corp.	Ohio
Demag Cranes & Components GmbH	Germany
Demag Cranes & Components GmbH	Austria
Demag Cranes & Components Guarantee Ltd.	United Kingdom
Demag Cranes & Components Holdings Limited	Dubai
Demag Cranes & Components Holdings Ltd.	United Kingdom
Demag Cranes & Components Ltd.	United Kingdom
Demag Cranes & Components Ltda.	Brazil
Demag Cranes & Components Pty. Ltd.	Australia
Demag Cranes & Components S.A.S.	France
Demag Cranes & Components S.A.U.	Spain
Demag Cranes & Components S.p.A.	Italy
Demag Cranes & Components Sp. z o.o.	Poland
Demag Cranes & Components spol. s.r.o.	Czech Republic
Demag Cranes & Components Trading (Shanghai) Co. Ltd.	China
Demag Cranes & Components Unipessoal Lda.	Portugal
Demag Cranes & Components Verwaltungsgesellschaft mbH	Germany
Demag Weihua (Liaoning) Material Handling	China
Donati (Shanghai) Trading Co. Ltd.	China
Donati Ltd.	United Kingdom
Donati Sollevamenti S.r.l.	Italy
Fantuzzi Group Shanghai Ltd	China
Fantuzzi Noell Iberia SL	Spain
Fantuzzi Noell USA, Inc.	Illinois
Fantuzzi Reggiane Djibouti SARL	Djibouti
Fermec Holdings Ltd.	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Fermec International Ltd.	United Kingdom
Fermec Manufacturing Ltd.	United Kingdom
Fermec North America Ltd.	United Kingdom
Fermec Trustee Ltd.	United Kingdom
Finlay Hydrascreen (Omagh) Limited	N. Ireland
Genie Australia Wholesale Pty. Ltd.	Australia
Genie Australia Pty. Ltd.	Australia
Genie Cayman Holdings	Cayman Islands
Genie Financial Services Europe Limited	United Kingdom
Genie Financial Services, Inc.	Washington
Genie France S.A.R.L.	France
Genie Holdings, Inc.	Washington
Genie Industries Iberica, S.L.	Spain
Genie Industries, B.V.	The Netherlands
Genie Industries, Inc.	Washington
Genie International Holdings, Ltd.	United Kingdom
Genie International, Inc.	Washington
Genie Korea Ltd.	Korea
Genie UK Limited	United Kingdom
Gen-National Insurance Co. Ltd.	Bermuda
GFS National, Inc.	Washington
Gottwald HoldCo 3 (drei) GmbH	Germany
Gottwald Port Technology GmbH	Germany
Gottwald Port Technology Netherlands B.V.	The Netherlands
Gottwald Port Technology Verwaltungsgesellschaft mbH	Germany
Gru Comedil S.r.l.	Italy
IMACO Blackwood Hodge Group Limited	United Kingdom
IMACO Blackwood Hodge Limited	United Kingdom
IMACO Trading Limited	United Kingdom
Industrial Conveyors Sdn Bhd	Malaysia
International Machinery Company Limited	United Kingdom
Jaques (Singapore) Pte. Ltd.	Singapore
Jaques (Thailand) Limited	Thailand
Jaques International Holdings Pty. Ltd.	Australia
Jaques International Limited	Hong Kong
Jaques International Sdn Bhd	Malaysia
Kranservice Rheinberg GmbH	Germany
Loegering Mfg. Inc.	North Dakota
Matbro (N.I.) Limited	N. Ireland
Moffett Iberica S.A.	Spain
New Terex Holdings UK Limited	United Kingdom
Noell Crane Holding GmbH	Germany
Noell Crane Systems (China) Limited	China
Noell Crane Systems GmbH	Germany
Noell Mobile Systems GmbH	Germany
Noell Reggiane France SARL	France
OOO Demag Cranes & Components Russland	Russia
Pegson Group Limited	United Kingdom

Name of Subsidiary	Jurisdiction of Incorporation
Port Software Solutions B.V.	The Netherlands
Power Legend International Limited	Cayman Islands
Power Legend Industries Limited	British Virgin Islands
Powerscreen Holdings USA Inc.	Delaware
Powerscreen International (Canada) ULC	Canada
Powerscreen International (U.K.) Limited	United Kingdom
Powerscreen International Limited	United Kingdom
Powerscreen International LLC	Delaware
Powerscreen Limited	Ireland
Powerscreen Manufacturing Limited	N. Ireland
Powerscreen North America Inc.	Delaware
Powerscreen USA LLC	Kentucky
Powerscreen USC Inc.	Delaware
PPM Cranes, Inc.	Delaware
Ritz Equipamentos de Manutencao de Sistemas Eletricos S.A.	Brazil
Schaeff & Co.	United Kingdom
Schaeff Grundbesitz GmbH & Co. OHG	Germany
Schaeff Limited	United Kingdom
Schaeff of North America, Inc.	Delaware
Schaeff Service Limited	United Kingdom
Schaeff Incorporated	Iowa
Sempurna Enterprise (Malaysia) Sdn Bhd	Malaysia
TBA B.V.	The Netherlands
TBA Romania S.R.L.	Romania
Terex Advance Mixer, Inc.	Delaware
Terex Aerials Limited	Ireland
Terex Aerials, Inc.	Wisconsin
Terex Asia	Mauritius
Terex Australia Pty. Ltd.	Australia
Terex Canada Ltd.	Canada
Terex (China) Investment Co., Ltd.	China
Terex (Changzhou) Machinery Co., Ltd.	China
Terex Compact Germany GmbH	Germany
Terex Construction France SAS	France
Terex Cranes France SAS	France
Terex Cranes Germany GmbH	Germany
Terex Cranes Hungary Kft.	Hungary
Terex Cranes Korea Co., Ltd.	Korea
Terex Cranes Spain, S.A.	Spain
Terex Cranes UK Limited	United Kingdom
Terex Distribution Limited	United Kingdom
Terex Deutschland Bau-Beteiligungen GmbH	Germany
Terex Deutschland GmbH	Germany
Terex Equipment & Machinery España S.L.U.	Spain
Terex Equipment Limited	United Kingdom
Terex Equipment Middle East LLC	United Arab Emirates
Terex Equipment Private Limited	India
Terex European Holdings B.V.	The Netherlands

Name of Subsidiary	Jurisdiction of Incorporation
Terex Fermec SA	France
Terex Finance and Lease (China) Limited	China
Terex Financial Services, Inc.	Delaware
Terex Financial Services Europe Limited	United Kingdom
Terex GB Limited	United Kingdom
Terex Germany GmbH & Co. K.G.	Germany
Terex Global GmbH	Switzerland
Terex Hong Kong Limited	China
Terex Industrial Holding AG	Germany
Terex India Private Limited	India
Terex International Financial Services Company	N. Ireland
Terex Italia S.r.l.	Italy
Terex Japan K.K.	Japan
Terex Latin America Equipamentos Ltda.	Brazil
Terex Latin America, S. de R.L. de C.V.	Mexico
TerexLift S.r.l.	Italy
Terex Lifting U.K. Limited	United Kingdom
Terex Makina Satis Anonim Sirketi	Turkey
Terex Master Trust	Delaware
Terex Material Handling & Port Solutions AG	Germany
Terex Operations Italy SrL	Italy
Terex Port Equipment Maghreb S.a.r.l.	Morocco
Terex Middle East FZE	United Arab Emirates
Terex Netherlands Holdings B.V.	The Netherlands
Terex NFLG (Quanzhou) Mobile Processing Equipment Co., Ltd.	China
Terex Pegson Limited	United Kingdom
Terex Port Equipment Benelux	Belgium
Terex Port Equipment Southern Africa (Pty) Ltd	South Africa
Terex Powertrain Limited	United Kingdom
Terex Receivables, LLC	Delaware
Terex Roadbuilding Europe N.V.	Belgium
Terex S.A. (Proprietary) Limited	South Africa
Terex (Sanhe) Engineering and Machinery Co. Ltd.	China
Terex Scandinavia AB	Sweden
Terex (Shanghai) Machinery Co., Ltd.	China
Terex Topower (Shandong) Heavy Machinery Manufacturing Co., Ltd.	China
Terex Singapore Pte. Ltd.	Singapore
Terex South Dakota, Inc.	Delaware
Terex (Tianjin) Co., Ltd.	China
Terex United Kingdom Limited	United Kingdom
Terex USA, LLC	Delaware
Terex Utilities, Inc.	Oregon
Terex Verwaltungs GmbH	Austria
Terex Verwaltungs GmbH	Germany
Terex Washington, Inc.	Washington
Terex-RO Corporation	Kansas
TIHAG Funding GmbH	Germany
Webster Schaeff & Co. 2000	United Kingdom

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